UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    August 28, 2012

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(865) 223-6575

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

On August 28, 2012, we amended our Charter to alter the terms of our Series B Redeemable Preferred Stock (the “Preferred Stock”), as described below in Item 5.03. We previously reported, in a Form 8-K disclosure filed August 17, 2012 (the “August 17 Filing”), that the Preferred Stock had a senior liquidation preference to our common stock, and this continues to be true even after giving effect to the amendment to our Charter (as described below in Item 5.03).

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted above, we amended our Charter to alter the terms of the Preferred Stock on August 28, 2012. The Preferred Stock had not been issued or sold as of that date. The principal effect of the amendment was to eliminate the redemption premium we previously planned to offer on the Preferred Stock, as described in the August 18 Filing.

The designations, rights and preferences of the Preferred Stock, as amended on August 28, 2012, include:

•	the shares have a stated value of $100.00 per share and a liquidation preference equal to the stated value,

•	we are authorized to issue up to 275,000 shares,

•	the shares are not entitled to any voting rights and are not convertible into any other security,

•	the holders are entitled to receive annual cumulative dividends at the rate of 12% per annum, payable in arrears semi-annually, beginning on March 1, 2013;

•
the dividends will be paid in cash on each relevant dividend date provided that (i) we are in compliance with certain financial covenants (designated the “Capital Covenants”) under the Apollo Credit Facility, with compliance to be determined as of the most recent reporting date and, on a pro forma basis, on the dividend date, and (ii) no “Default” or “Event of Default” (as defined in the Apollo Credit Facility) has occurred or is continuing on the dividend date;

•
the Preferred Stock may not be redeemed until 30 days after “Security Termination” (as defined in the Apollo Credit Facility), but otherwise may be redeemed at any time by the Company, with a mandatory redemption on the fifth anniversary of issuance or, if later, on the 30th day after Security Termination;

The foregoing descriptions of the designations, rights and preferences of the Preferred Stock is qualified in its entirety by reference to the Charter amendment which is filed herewith as Exhibit 3.11.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.            Description

3.11	Articles of Amendment to the Charter of Miller Energy Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.
Date: September 4, 2012
	By:	/s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

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